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                                                                     EXHIBIT 5.1
                    [LINDQUIST & VENNUM P.L.L.P. LETTERHEAD]
                                 4200 IDS Center
                               80 South 8th Street
                              Minneapolis, MN 55402


                               September 20, 2002



Illinois River Energy, LLC
1201 South Seventh Street, Suite 110
Rochelle, IL 61068


         Re: Opinion of Counsel as to Legality of Class A and Class B Units to Be Registered Under The Securities Act of 1933

Dear Ladies and Gentlemen:

         This opinion is furnished in connection with the registration under the Securities Act of 1933 on Form SB-2 of 20,000,000 Class B Units, no par value per unit, and up to 45,000,000 Class A Units, no par value per unit, less the number of Class B Units sold, of Illinois River Energy, LLC, a Delaware limited liability company (the "Company").

         As counsel for the Company, we advise you that it is our opinion, based on our familiarity with the affairs of the Company and upon our examination of pertinent documents, that the Class A and Class B Units to be offered will, when paid for and issued, be validly issued and lawfully outstanding, fully paid and non-assessable Class A and Class B Units of the Company.

         In connection with our examination, we have assumed that the signatures on all executed documents are genuine, all copies conform to the originals, and all certificates containing relevant facts are correct. In rendering this opinion, we have relied as to matters of fact upon certificates from officers of the Company and other sources we believe to be reliable.

         We are admitted to practice law in the State of Minnesota, and we express no opinion as to the laws of any jurisdiction other than the State of Minnesota, the limited liability company act of the state of Delaware and the federal laws of the United States of America.

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an Exhibit to the Registration Statement with respect to the Class A and Class B Units under the Securities Act of 1933.

                                                 Very truly yours,

                                                 LINDQUIST & VENNUM P.L.L.P.

                                                 /s/ Lindquist & Vennum P.L.L.P.